III.           Code of Ethics

Implementation Date: 2/28/05
Most Recent Amendment Date: 9/14/09

General

The Code of Ethics is predicated on the principle that T2 owes a fiduciary duty to its Clients. 1 Accordingly, Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients.  At all times, T2 will be mindful to:

•	Place client interests ahead of T2’s – As a fiduciary, T2 will serve in its Clients’ best interests. In other words, Employees may not benefit at the expense of Clients.
•	Engage in personal investing that is in full compliance with T2’s Code of Ethics – Employees must review and abide by T2’s Personal Securities Transaction and Insider Trading Policies.
•
Avoid taking advantage of your position – Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with T2, or on behalf of a Client, unless in compliance with the Gift Policy below.

•
Maintain full compliance with the Federal Securities Laws – Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act [17j-1] and Rule 17j-1 under the IC Act.  In addition, T2 Employees who are Officers of a RIC must also abide by the Fund’s Officer Code of Conduct that is established by the investment company.

Any questions with respect to T2’s Code of Ethics should be directed to the CCO.  As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the CCO.

Risks

In developing this policy and procedures, T2 considered the material risks associated with administering the Code of Ethics.  This analysis includes risks such as:

•
Employees engage in various personal trading practices that wrongly make use of Non-Public Information resulting in harm to Clients or unjust enrichment to the Employee (These practices include trading ahead of Clients and passing Non-Public Information on to spouses and other persons over whose accounts the Employee has control.)

•	Employees are able to cherry pick Clients' trades and systematically move profitable trades to a personal account and let less profitable trades remain in Clients’ accounts.

•	One or more Employees engage in an excessive volume of personal trading (as determined by the CCO) that detracts from their ability to perform services for Clients.

•	Employees take advantage of their position by accepting excessive gifts or other gratuities (including access to IPO investments) from individuals seeking to do business with T2.

•	The personal trading of Employees does not comply with certain provisions of Rule 204A-1 under the Advisers Act and Rule 17j-1 of the IC Act.

•	Employees are not aware of what constitutes Material Non-Public Information.

____________________
1           S.E.C. v. Capital Gains Research, Inc., 375 U.S. at 191-192 (1963).

•
Employees serve as trustees and/or directors of outside organizations. (This could present a conflict in a number of ways, for example, if T2 wants to recommend the organization for investment or if the organization is one of T2’s service providers.)

•	Employees use T2 property, including research, supplies, and equipment, for personal benefit.

T2 has established the following guidelines as an attempt to mitigate these risks.

Guiding Principles & Standards of Conduct

All Employees will act with competence, dignity and integrity, in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Employees.  The following set of principles frame the professional and ethical conduct that T2 expects from its Employees:

•	Act with integrity, competence, diligence, respect, and in an ethical manner with the public, Clients, prospective clients and Employees;
•	Place the integrity of the investment profession, the interests of Clients, and the interests of T2 above one’s own personal interests;
•	Adhere to the fundamental standard that you should not take inappropriate advantage of your position;
•	Avoid any actual or potential material conflict of interest without first consulting with Senior Management;
•	Conduct all personal securities transactions in a manner consistent with this policy;
•
Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

•	Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;
•	Promote the integrity of, and uphold the rules governing, capital markets;
•	Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.
•	Comply with applicable provisions of the Federal Securities Laws.

T2 HAS ZERO TOLERANCE FOR RETALIATORY ACTIONS AND THEREFORE MAY SUBJECT OFFENDERS TO MORE SEVERE ACTION THAN SET FORTH IN THIS CODE OF ETHICS. IN ORDER TO MINIMIZE THE POTENTIAL FOR SUCH BEHAVIOR, ALL REPORTS OF CODE OF ETHICS VIOLATIONS WILL BE TREATED AS BEING MADE ON AN ANONYMOUS BASIS.

1.           Personal Security Transaction Policy

Employees may not purchase or sell any Security in which the Employee has a Beneficial Interest unless the transaction occurs in an exempted Security or the Employee has complied with the Personal Security Transaction Policy set forth below.

Employees may not buy or sell any Security within 1 business day before or after the Fund trades in the same Security, unless the CCO determines that it is clear that, in view of the nature of the investment and the market for such investment, the order will not affect the price paid or received by the fund.

Pre-Clearance Procedures

Employees shall complete T2’s Private Placement and IPO Request and Reporting Form (See Attachment A) when requesting a trade in a Private Placement or IPO.  All pre-clearance requests must be submitted to the CCO.

With regard to an Employee investment in a Fund, the Employee shall not be required to obtain pre-approval from the CCO for an “initial” investment or subscription to the Fund.  Rather, the execution of the Fund’s subscription document shall serve as evidence of T2’s pre-clearance of the Employee’s investment in the Fund.  All subsequent investments in the Fund that do not require the execution of additional subscription agreements, do however require pre-approval of the CCO via the aforementioned Limited Offering and IPO Request and Reporting Form included as Attachment A.

Reportable Securities

T2 requires Employees to provide periodic reports (See the Reporting section) regarding transactions and holdings in any Security, except that Employees are not required to report the following Exempted Securities:

•	Direct obligations of the Government of the United States;
•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
•	Shares issued by money market funds;
•	Shares issued by open-end funds other than Reportable Funds; and
•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

PLEASE NOTE, SUCH EXEMPTION DOES NOT APPLY TO SHARES OF OPEN-END MUTUAL FUNDS THAT ARE ADVISED BY T2 (OR AN AFFILIATE) OR ARE OTHERWISE AFFILIATED WITH T2 (OR AN AFFILIATE). EMPLOYEES MUST PRE-CLEAR AND REPORT ANY PERSONAL TRANSACTION IN A REPORTABLE FUND.

Reporting

In order to maintain compliance with Rule 204A-1 under the Advisers Act and 17j-1 under the Company Act, T2 must collect three (3) reports from Employees that include transaction and holding information regarding the personal trading activities of the Employees.  The reports, as described in further detail below, are: 1. Quarterly Transaction Reports; 2. Initial Holdings Reports; and 3. Annual Holdings Reports.

Quarterly Transaction Reports

Employees shall be required to report all Securities transactions that they have made in Securities Accounts during the quarter, as well as any new Securities Accounts that they have opened during the quarter.  In order to fulfill this reporting requirement, Employees may instruct their broker-dealers to send to the CCO, duplicate trade confirmations and/or brokerage account statements, not later than thirty (30) days after the end of each calendar quarter (Refer to Attachment B).  If an Employee’s trades do not occur through a broker-dealer (e.g.,purchase of a private investment fund), such transactions shall be reported separately on the Quarterly Reporting Form (Securities) provided in Attachment C.

Employees may also solely utilize the Quarterly Reporting Form (Securities) and Quarterly Reporting Form (New Accounts) to fulfill their quarterly transaction and new account reporting requirement in the event that they elect, or are unable to, provide duplicate trade confirmations and/or brokerage account statements to the CCO refer to Attachment C.

EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT TRANSACTIONS AND ACCOUNTS OF MEMBERS OF THE EMPLOYEE’S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF THE HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR INDIRECT INFLUENCE OR CONTROL.

Initial and Annual Holdings Reports

New Employees are required to report all of their Securities and Securities Accounts not later than 10 days after an individual becomes an Employee.  The two (2) Initial Reporting Forms (refer to Attachment D) must contain information that is current as of a date not more than 45 days prior to the date the person becomes an Employee.

Employees are required to provide the CCO with a complete list of Securities and Securities Accounts on an annual basis, on or before February 14th of each year.  The report shall be current as of December 31st.  (Refer to Attachment E).

Employees may elect to forgo the use of the Initial Reporting Forms and Annual Reporting Forms and instead submit their brokerage/custodial statements to the CCO in order to fulfill the initial and annual holding requirements.  However, Employees must be certain that their brokerage/custodial statements include at a minimum:

(a)	the title and type of Security;
(b)	as applicable, depending on the type of Security, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Security;
(c)	the name of any broker, dealer or bank with which the Employee maintains an account in which any Security is held for the Employee’s direct or indirect benefit; and
(d)	the date in which the Employee submits the report.

EMPLOYEES MUST REPORT THEIR BENEFICIAL INTEREST IN ANY SECURITIES ACCOUNTS, REGARDLESS OF THE TYPES OF SECURITIES THAT ARE HELD IN THE SECURITIES ACCOUNT. THE CCO MUST BE MADE AWARE OF ALL SECURITIES ACCOUNTS OWNED BY EMPLOYEES.

Exceptions from Reporting Requirements

There are limited exceptions from certain of the three (3) reporting requirements noted above.  Specifically, an Employee is not required to submit:

1)	The Quarterly Reporting Form (Securities) for any transactions effected pursuant to an automatic investment plan.

2)
Any of the three (3) reports (i.e., Quarterly Reporting Form, Initial Reporting Forms and Annual Reporting Forms) with respect to Securities held in Securities Accounts over which the Employee had no direct or indirect influence or control.  Note however, that the CCO may request that an Employee provide documentation to substantiate that the Employee had no direct or indirect influence or control over the Securities Account (e.g., investment advisory agreement, etc.).

The CCO will determine on a case-by-case basis whether an account qualifies for either of the aforementioned exceptions.

Trading and Review

T2’s Personal Security Transaction Policy is designed to not only ensure its technical compliance with Rule 204A-1, but also to mitigate any potential material conflicts of interest associated with Employees’ personal trading activities.  Accordingly, T2 will closely monitor Employees’ investment patterns to detect the following abuses:

•	Frequent and/or short-term (60 days) trades;
•	Trading in Securities held by the Mutual Fund within the most recent 1 day;
•	Trading opposite of Client trades; and
•	Front-Running Client accounts, which is a practice generally understood to be Employees personally trading ahead of Clients.
•	Trading in securities included in the firm’s Restricted List

Employees are strictly prohibited from engaging in short-term trades of mutual fund shares, as to avoid even the appearance of market-timing activities.

The Managing Partner will monitor the CCO’s personal securities transactions for compliance with the Personal Security Transaction Policy.

T2 is also responsible for ensuring that any Access Persons for the Tilson Investment Trust adhere to the Trust’s Code of Ethics. This would include Employees of T2 as well as Access Persons of any Sub-Advisors to the Trust. As such, all required Code of Ethics reports for the Trust should be received and reviewed by the Trust CCO in a timely manner.

If T2 discovers that an Employee is personally trading contrary to the policies set forth above, the Employee may be requested to meet with the CCO to review the facts surrounding the transactions.

Reporting Violations and Remedial Actions

T2 takes the potential for conflicts of interest very seriously.  As such, T2 requires its Employees to promptly report any violations of the Code of Ethics to the CCO.  T2’s Senior Management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

If any violation of T2’s Personal Security Transaction Policy is determined to have occurred,  the  CCO may impose sanctions and take such other actions, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading  rights or  suspension  of  employment  (with or  without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing.  All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations.  Any profits or gifts forfeited shall be paid to the applicable Client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

No Employee shall participate in a determination of whether he or she has committed a violation of the Code of Ethics or in the imposition of any sanction against himself or herself.

2.           Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of Material Non-public Information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, T2 has instituted procedures to prevent the misuse of Material Nonpublic Information.

In the past, securities laws have been interpreted to prohibit the following activities:

•	Trading by an insider while in possession of Material Non-Public Information; or
•	Trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or
•	Communicating Material Non-Public Information to others in breach of a fiduciary duty.

Whom Does the Policy Cover?

This policy covers all of T2’s Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is a 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material.  Advance knowledge of the following types of information is generally regarded as material:

•	Dividend or earnings announcements
•	Write-downs or write-offs of assets
•	Additions to reserves for bad debts or contingent liabilities
•	Expansion or curtailment of company or major division operations
•	Merger, joint venture announcements
•	New product/service announcements
•	Discovery or research developments
•	Criminal, civil and government investigations and indictments
•	Pending labor disputes
•	Debt service or liquidity problems
•	Bankruptcy or insolvency problems
•	Tender offers, stock repurchase plans, etc.
•	Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of Material Non-Public Information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning Inside Trading to arise, information must not only be material, but also non-public.

Once non-public information has been effectively distributed to the investing public, it can no longer be classified as Material Non-Public Information. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information.

Management of T2 Specific Non-Public Information (“NPI”)

Certain Employees of T2 have involvement in outside business activities that could allow them access to NPI about the stocks of publicly traded companies. T2 has identified the following as a current source of potential NPI.

Value Investor Media – Publisher of Value Investor Insight (“VII”) and Super Investor Insight (“SII”). In order to avoid the perception of a conflict of interest, it is the policy of T2 to allow a full trading day to elapse after public dissemination of either publication before purchasing or selling the securities or financial instruments profiled in the Investor Snapshots contained in VII and the Stock Spotlights profiled in SII. This policy also applies to personal transactions of T2 Employees. T2 will document the securities falling under this policy via the use of a Restricted List (see Trading section of the Manual for additional information).

Value Investing Congress (“VIC”) – A semi-annual conference that includes presentations of ideas from a variety of investment professionals. Whitney Tilson is a co-founder of the sponsoring organization and as such may have access to certain details of the presentations in advance of the general public. T2 has adopted policies to avoid the perception of conflicts that may arise due to access to this NPI.
•	Whitney Tilson and Kelli Alires to maintain a restricted list with securities to be presented, including the date that the information has been made available to him (“Start Date”).
•	Whitney Tilson and Kelli Alires to avoid forwarding emails of the presentation to other T2 personnel.
•	Whitney Tilson and Kelli Alires to avoid discussion about the content of any VIC presentations with T2 personnel to create an information barrier.
•	Whitney Tilson and Kelli Alires to do no personal trading in companies on restricted list between Start Date and end of VIC.
•
T2 principals may additionally serve as presenters at the conference, and these presentations may include in-depth discussions about certain companies. Access Persons are restricted from personal securities transactions involving these companies for two business days prior to the information being made public up until the time the presentation has been made.

•
In the event that other T2 personnel inadvertently obtain information about a presentation, a determination should be made as to what actions are to be taken and the findings should be documented. In general, when in receipt of inadvertent information, T2 should not take positions in securities that were not already in the trading strategy or react based on an anticipated presentation of a position that is currently in the trading strategy. Similarly, access persons should not trade in personal securities accounts based on this information.

•	Following each VIC, an independent review will be conducted and documentation retained. Scope of review to include:

1.	Post review of personal trading of access persons with respect to presentations from VIC.
2.	Post review of trading in client accounts with respect to presentations from VIC.
3.	Focused email review regarding possible information flow of VIC presentations.
4.	Determinations as to whether current procedures adequately mitigated conflicts that exist due to NPI in advance of VIC.
5.	Recommendations for changes in procedures based on results of the review.

Selective Disclosure

Employees must never disclose proposed/pending trades to any Client or other individual/entity outside of T2.  Additionally, T2 must be careful when disclosing the composition of Clients’ portfolios without obtaining consent from the CCO.  Federal Securities Laws may specifically prohibit the dissemination of such information and doing so may be construed as a violation of T2’s fiduciary duty to Clients.  Selectively disclosing the portfolio holdings of a Client’s portfolio may also be viewed as T2 engaging in a practice of favoritism.  Including information regarding Clients’ portfolio holdings in marketing materials and T2’s website is subject to the CCO’s approval in accordance with T2’s Advertising and Marketing policy and procedures.  All inquiries that are received by Employees to disclose portfolio holdings should be reported to the CCO and CEO.  In determining whether or not to approve the dissemination of holdings information, the CCO will consider, among other things, how age of the holdings information.  Typically, the CCO would not approve the dissemination of holdings information that is less than one (1) month old. There are certain circumstances, such as a public appearance or an interview, when a firm principal may be questioned about his or her opinion regarding a specific company. If the firm principal determines that it is appropriate to discuss this company, he or she should also disclose whether T2 has a long or short position in the company.
T2 must also remain cognizant of any restrictions that may exist regarding disclosure of the holdings of the Tilson Investment Trust as stated in the Trust’s policies and procedures or disclosure documents.

T2 will provide certain information relating to the performance of the Funds to Investors, as requested.  All Investors are provided with the opportunity to request such information to ensure that no selective disclosure of the information has occurred.

Penalties for Trading on Material Non-Public Information

Severe penalties exist for firms and individuals that engage in the act of Inside Trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of Inside Trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Procedures to follow when an Employee Believes that They Possess Material Non-Public Information

If an Employee has questions as to whether they are in possession of Material Non-Public Information, they must inform the CCO as soon as possible. From this point, the Employee, CCO and one of two Partners will conduct research to determine if the information is likely to be considered important to individuals/entities in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in Inside Trading, Employees:

•	Shall not trade the securities of any company in which they are deemed insiders who may possess Material Non-Public Information about the company.
•	Shall not engage in securities transactions of any company, except in accordance with T2’s Personal Security Transaction Policy and the Federal Securities Laws.
•	Shall submit various reports in accordance with the Personal Security Transaction Policy.
•	Shall not discuss any potentially Material Non-Public Information with colleagues, except as specifically required by their position.
•	Shall immediately report the potential receipt of Material Non-Public Information to the CCO.
•	Shall not proceed with any research, trading, etc. until the CCO inform the Employee of the appropriate course of action.

3.           Serving as Officers, Trustees and/or Directors of Outside Organizations

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing Attachment F. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions.  Employees may also receive compensation for such activities.

At certain times, T2 may determine that it is in its Clients’ best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in Clients’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company.  Service with organizations outside of T2 can, however, raise serious regulatory issues and concerns, including conflicts of interest and access to Material Non-Public Information.

As an outside board member or officer, an Employee may come into possession of Material Non-Public Information about the outside organization.  It is critical that a proper information barrier be in place between T2 and the outside organization, and that the Employee does not communicate such information to other Employees in violation of the information barrier.

Similarly, T2 may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire the outside organization.

Employees are prohibited from engaging in outside activities without the prior written approval of the CCO.  Approval will be granted on a case-by-case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

4.          Diversion of Firm Business or Investment Opportunity

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with T2 and in which he or she knows T2 might be expected to participate or have an interest, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to T2, and obtaining written authorization to participate from the CCO.

Any personal or family interest of an Employee in any T2 business activity or transaction must be immediately disclosed to the CCO.  For example, if an Employee becomes aware that a transaction being considered or undertaken by T2 may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.

5.            Loans

No Employee may borrow from or become indebted to, any person, business or company having business dealings or a relationship with T2, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the CCO.  No Employee may use T2’s name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

6.           Dealings with Government and Industry Regulators

T2 forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter.  This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances.  This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies.  Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against T2.  Employees are expected, if requested, to provide T2 with reasonable assistance, including, but not limited to, meeting or consulting with T2 and its representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

7.           Political Contributions, Charitable Donations and Public Office

The following outlines T2’s policies with respect to political contributions, charitable donations and public office:

•	Contributions by T2 and Employees to politically connected individuals/entities with the intention of influencing Clients/Investors to the Company through political channels are strictly prohibited;
•	Soft dollar contributions by T2 and Employees to political candidates are strictly prohibited;
•	Donations by T2 and Employees to charities with the intention of influencing the charities to become Clients/Investors with the Company are strictly prohibited; and
•	Employees are prohibited from holding a public office if it in any way presents a material conflict of interest with T2’s business activities.

8.           Improper Use of T2 Property

No Employee may utilize property of T2 or utilize the services of T2 or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO.  For this purpose, “property” means both tangible and intangible property, including T2 and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

9.           Protection of T2’s Name

Employees should at all times be aware that T2’s name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse.  Care should be exercised to avoid the unauthorized use of T2’s name in any manner that could be misinterpreted to indicate a relationship between T2 and any other entity or activity.

10.       Employee Involvement in Litigation or Proceedings

Employees must advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

11.           Gifts and Entertainment

Employees’ Receipt of Business Meals, Tickets to Sporting Events and Other Entertainment - Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the expense is reasonable, not lavish or extravagant in nature.  Regardless of whether or not the Employee is accompanied to the event by the giver, if the estimated cost of the Employee’s portion of the meal, event, etc. is greater than $200, the Employee must report his/her attendance at the event to the CCO on Attachment G.  If the event is highly publicized such that the tickets may be selling in excess of face value, the Employee must consider the mark-up for the reporting requirements.

Employees’ Receipt of Gifts - Employees must report their intent to accept gifts over $200 (either one single gift, or in aggregate on an annual basis) to the CCO by completing Attachment G.  Reasonable gifts received on behalf of the Company shall not require reporting.  Examples of reasonable gifts include, but are not limited to, holiday gift baskets and lunches brought to T2’s offices by service providers.

T2’s Gift Giving Policy – T2 and its Employees are prohibited from giving gifts that may be deemed as excessive, and must obtain approval to give all gifts in excess of $200 to any Client, prospective client or any individual or entity that T2 is seeking to do business with.

The CCO shall track all reportable entertainment and gifts via Attachment H.

Disclosure

T2 shall describe its Code of Ethics in Part II of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics.  All Client requests for T2’s Code of Ethics shall be directed to the CCO.

If the CCO determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation, and any enforcement action taken, to Senior Management.  If Senior Management determines that the material violation may involve a fraudulent, deceptive or manipulative act, T2 will report its findings to the Mutual Fund’s Board of Directors or Trustees pursuant to Rule 17j-1.

Recordkeeping

T2 shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or T2’s Senior Management.

•	A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
•
A record of any violation of this Code of Ethics and of any action taken as a result of such  violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

•	A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee of T2.
•
A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

•
A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for  reviewing  these reports, shall be maintained in an easily accessible place;

•
The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any Private Offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

•
A copy of each finding presented to the Mutual Fund Board shall be preserved by T2 for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place.

Responsibility

The CCO will be responsible for administering the Code of Ethics.  All questions regarding the policy should be directed to the CCO.  All Employees must acknowledge their receipt and understanding of the Code of Ethics upon commencement of their employment and at least annually thereafter.

In the event a material change is made to the Personal Trading Policy of the Code of Ethics, the CCO shall inform the Mutual Fund’s CCO of such material change and ensure that such material change is approved by the Mutual Fund's Board no later than six months after adoption of the material change.

 Attachment A

Private Placement & IPO Request and Reporting Form

Name of Issuer:                               ___________________________________

Type of Security:                            ___________________________________

Public Offering Date:                      ___________________________________
               (for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

1.	I am not investing in this Private Placement or IPO to profit improperly from my position as an T2 Employee;

2.	The investment opportunity did not arise by virtue of my activities on behalf of an T2 client; and

3.	To the best of my knowledge, no T2 Clients have any foreseeable interest in purchasing this Security.

4.
If I am seeking to invest in an unregistered investment fund, the investment strategy pursued by the fund is dissimilar from the investment strategy(ies) generally pursued by T2.  Describe below if otherwise:

________________________________________________________________________
.

Furthermore, by signing below, I certify that I have read the T2 Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy.  I understand T2 reserves the right to direct me to rescind a trade even if approval is granted.  I also understand that a violation of the Code of Ethics will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.  I have provided all offering materials related to this proposed investment to the CCO at his request.

Date:           _____________                                Signature:                      ___________________________________

For Compliance Only

Chief Compliance Officer Signature:  __________________________      Date of Review: ________________

Approved:       ____No             _____Yes          If Yes, Describe: _____________________________________

_____________________________________________________________________________________

Attachment B

Sample Brokerage Letter

<DATE>

<NAME OF CUSTODIAN>
<ADDRESS>
<CITY, STATE ZIP>

Re:           Account Number:                                _______________________________

Account Name:                                     _______________________________

Dear <NAME>,

As of <DATE>, please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

<Company>
Attn: <Name>, Chief Compliance Officer
<Address>
New York, New York 10022

If you have any questions or concerns, please feel free to give me a call at (xxx) xxx-xxxx.  Thank you for your immediate attention to this matter.

Sincerely,

<Name>

cc:           <Name, CCO>

Attachment C

QUARTERLY REPORTING FORM (Transactions & Securities Accounts)

                   REPORTING EMPLOYEE: ___________________________________                                    FOR QUARTER ENDED: ____________________

In accordance with T2’s Code of Ethics, please provide a list of all reportable securities transactions that have occurred in any account in which you maintain a pecuniary interest and any new securities account opened during the previous calendar quarter. If there have been no transactions or new accounts opened during the quarter, please indicate “NONE” in each respective section.
Date	Buy or Sell	Number of Shares	Security Name	Ticker or CUSIP	Type (equity, FI)	Price	Interest rate/ Maturity	Principal Amount	Broker, Dealer or Bank

Name of Broker, Dealer or Bank			Account Title				Account Number	Date of Account Establishment

I certify that this form fully discloses all transactions (including private placements and IPOs) and all newly opened accounts in which I have a beneficial interest that occurred during the previous calendar quarter.

Date: ________________            Name: ________________________________________   Signature: ____________________________________________

PLEASE RETURN COMPLETED FORM TO COMPLIANCE NO LATER THAN 30 DAYS AFTER THE END OF THE CALENDAR QUARTER.

  For Compliance Only
Reviewed by:  __________________________                       Date of Review: _______________________

Exception(s) Noted:       ____No              _____Yes            If Yes, Describe: _______________________
____________________________________________________________________

Attachment D
Initial Reporting Form (Securities & Securities Accounts)

Employee:  _______________________________________________            Date:     __________________________

In accordance with T2’s Code of Ethics, please provide a list of all securities accounts & securities in which you have a beneficial interest.  Note that this includes accounts of immediate family members living in your household and any securities held by broker/dealers, other custodians, at your home, in safe deposit boxes, and by an issuer.  If you do not have any securities and/or securities account, please indicate “None” in each section.

Name of Broker, Dealer or Bank	Account Title	Account Number

Number of Shares (if applicable)	Security Name	Type (Equity, Fixed income)	Ticker or CUSIP (if applicable)	Principal Amount (if applicable)

I certify that this form fully discloses all of the reportable securities & securities account in which I have a beneficial interest.  Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities contained in this report.

_____________________________             ____________________________________
Signature                                                                                                    Date

PLEASE SUBMIT COMPLETED TO COMPLIANCE WITHIN 10 DAYS OF YOUR EMPLOYMENT.

For Compliance Only

Reviewed by:  __________________________                           Date of Review: ________________________

Exception(s) Noted:       ____No             _____Yes                      If Yes, Describe: ________________________

_________________________________________________________________________________________

 Attachment E
Annual Reporting Forms (Securities & Securities Accounts)

Employee:  _______________________________________________            Date:     __________________________

In accordance with T2’s Code of Ethics, please provide a list of all securities accounts & securities in which you have a beneficial interest.  Note that this includes accounts of immediate family members living in your household and any securities held by broker/dealers, other custodians, at your home, in safe deposit boxes, and by an issuer.  If you do not have any securities and/or securities account, please indicate “None” in each section.

Name of Broker, Dealer or Bank	Account Title	Account Number

Number of Shares (if applicable)	Security Name	Type (Equity, Fixed income)	Ticker or CUSIP (if applicable)	Principal Amount (if applicable)

I certify that this form fully discloses all of the reportable securities & securities account in which I have a beneficial interest.  Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities contained in this report.

_____________________________             ____________________________________
Signature                                                                                                    Date

PLEASE RETURN COMPLETED FORM TO COMPLIANCE NO LATER THAN 45 DAYS AFTER THE END OF THE CALENDAR YEAR END.

 For Compliance Only

Reviewed by:  __________________________                           Date of Review: ________________________

Exception(s) Noted:       ____No                                                                      _____Yes                      If Yes, Describe: ________________________
_________________________________________________________________________________________

Attachment F

Request for Approval of Outside Activity Form

The undersigned hereby requests approval for participation in the following outside activity:

Name and address of company or organization:  _____________________________________________

Nature of organization’s primary business or purpose:  ________________________________________

Is this a public company?  (YES/NO)  If YES, stock symbol:  ___________________________________

Complete description of anticipated role with organization:  ____________________________________

___________________________________________________________________________________

Describe any compensation you will receive:  _______________________________________________

If this request for approval is granted:

➢	I agree to notify the Chief Compliance Officer of any change in the above information.

➢
I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

➢	I am aware of no other Employees who are officers or directors of the organization noted above.

➢	I agree to adhere to the Inside Trading policies of T2, and not to communicate any Material Non-Public Information in my possession regarding the organization to other Employees.

➢	I will avoid participation in discussions regarding service, investment management, or other arrangements with XYZ or its affiliates, and will recuse myself from voting on any such matters.

Date: __________________

Employee:  _____________________________        Signature: _______________________________

 For Compliance Only

Chief Compliance Officer Signature:  __________________________      Date of Review: _________________

Approved:       ____No                                                 _____Yes          If Yes, Describe: ______________________________________

_________________________________________________________________________________________

Attachment G

Gift and Entertainment Report

Employee(s) Receiving/Giving the Gift/Entertainment:

____________________________________________________________________________________

Describe the Gift/Entertainment:

____________________________________________________________________________________

Approximate Total Dollar Amount of Gift/Entertainment:     $__________________________________

Outside Party that Receives/Gives the Gift/Entertainment:

____________________________________________________________________________________

Is the Receiver of the Gift/Entertainment an Individual or Entity that is associated with a Taft-Hartley Fund?

Yes _________                                         No __________

Has Employee Received/Given Additional Gifts/Entertainment from Receiver/Giver within the Past 12 Months?  If Yes, list the Gifts/Entertainment received/given and the approximate Value of the Gifts/Entertainment:

____________________________________________________________________________________

Relationship of Receiver/Giver to T2 and/or Employee(s):

____________________________________________________________________________________

Reason (if known) the Gift/Entertainment will be given by/given to T2 and/or Employee(s):

____________________________________________________________________________________

Signature: ______________________________________________                        Date: ____________________

Compliance Use Only Comments ______________________________________________________________________________ _______________________________________________________________________________________

Attachment H

Employee Gift/Entertainment Log

Date	Employee Giving/Receiving Gift or Entertainment	Description of Gift or Entertainment	Approximate Dollar Amount of Gift or Entertainment	Receiver/Giver of Gift or Entertainment	Relationship of Receiver/Giver to T2 and/or Employee	Reason Gift or Entertainment was given by/given to T2 and/or Employee	Compliance Approval (Yes/No)
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO